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                                                                    EXHIBIT 10.6


$850,000.00                                               Minneapolis, Minnesota
                                                                    May 21, 1999


                                    TERM NOTE

     FOR VALUE RECEIVED, each of the undersigned hereby jointly and severally promises to pay to the order of BNC NATIONAL BANK OF MINNESOTA (the "BANK") in the lawful money of the United States of America at its offices at 200 Metropolitan Centre, 333 South Seventh Street, Minneapolis, Minnesota 55402, or at such other place as the Bank may from time-to-time designate:

     (i) the principal sum of Eight Hundred Fifty Thousand and 00/100 ($850,000.00) Dollars, which principal amount shall be due and payable in thirty-five (35) installments of $10,119.05 each on the last day of each calendar month commencing on May 31, 1999 and one final installment of the remaining principal amount on April 30, 2002; plus

     (ii) interest on the unpaid principal amount of this Note from time to time outstanding from the date hereof at a floating rate equal to three-quarters percent (3/4%) in excess of the Reference Rate (as defined in the Loan Agreement) per annum, calculated on the number of days actually elapsed in a 360-day year, due and payable on the last day of each calendar month, commencing May 31, 1999, and at maturity (whether by acceleration or otherwise). Principal amounts remaining unpaid after the occurrence of an Event of Default under the Loan Agreement shall bear interest from and after that date in time until paid at a rate of 2% per annum plus the rate otherwise payable.

     This Note is the "TERM NOTE" within the meaning of that certain Loan Agreement between the undersigned and the Bank of even date herewith (the "LOAN AGREEMENT"). All of the terms and conditions set forth in the Agreement are hereby incorporated by this reference, including without limitation the right of holder hereto to accelerate all amounts evidenced by the Note upon the occurrence of an Event of Default within the meaning of the Agreement.

     This Note has been delivered in the State of Minnesota and shall be construed and enforced in accordance with the substantive laws thereof.

     The undersigned and all guarantors expressly waive any right of presentment, demand, protest or notice of protest or notice of dishonor.



                                         CONCORDE CRIPPLE CREEK, INC.,
                                         a Colorado corporation

                                         By  /s/ Jerry L. Baum
                                           -------------------------------------
                                         Its President


Witness:
         /s/ George J. Nelson
-------------------------------------